Exhibit 99.1

FOR IMMEDIATE RELEASE

New York City REIT Executes Early 10-Year Lease Extension with City National Bank at 1140 Avenue of the Americas

Adds an Additional $44 Million in Gross Rent over the Lease Term

City National Bank Extends Occupancy through 2033

New York, August 25, 2020 / PRNewswire/ –New York City REIT, Inc. (NYSE: NYC), a public REIT which owns a portfolio of eight office and retail condominium buildings in New York City, provided additional details today about its previously disclosed early 10-year lease extension with City National Bank (“CNB”) for the retail bank and office space at 1140 Avenue of the Americas in Manhattan. The lease extends CNB’s occupancy at the building until 2033.

Headquartered in Los Angeles, CNB has occupied space at NYC’s 1140 Avenue of the Americas location since 2012 and serves as the anchor tenant for the building. CNB is an investment grade company which merged with Royal Bank of Canada in 2015 and offers a full complement of banking, trust and investment services. As part of its new lease agreement, CNB will occupy 35,643 square feet at the property including 3,400 square feet of ground floor space as well as the entire second and third floors in addition to a portion of the 16th floor.

Michael Weil, NYC’s Chief Executive Officer commented, “We believe that last month’s early lease extension demonstrates the continuing long-term value that CNB finds in this location and allows NYC to execute on its strategy of achieving high occupancy through long term leases with strong tenants. We have built a solid relationship with CNB over the years and we very pleased with the collaborative effort with Harry Topping and the real estate team at CNB as well as the teams at Avison Young and CBRE that worked together to achieve this mutually beneficial result.”

Todd Korren, Principal of Avison Young, represented NYC in the transaction. Avison Young has served as the exclusive leasing agent for the 1140 Avenue of the Americas property since 2018. Lynn A. Williams, Vice Chairman, and Jeffrey Welch, Executive Vice President, of CBRE represented the tenant and led the CBRE team in the negotiations.

Mr. Korren commented "I’m thrilled to have been a part of the team that facilitated the City National Bank lease extension.  The effort was an incredible collaboration among all of the stakeholders. The new, state of the art air conditioning system which NYC agreed to install in connection with the extension demonstrates a true commitment to the health and well-being of CNB employees and its customers."

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

About City National Bank

Los Angeles-based City National Bank offers a full complement of banking, trust and investment services through 72 offices, including 19 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville, Atlanta, Minneapolis, Washington, D.C. and Miami*. Its 5,300 colleagues deliver highly personal service and complete financial solutions to entrepreneurs, professionals, their businesses and their families.

Through its subsidiaries, including City National Rochdale, LLC; City National Securities, Inc.; First American Equipment Finance, and other affiliated companies, City National also makes available wealth management, brokerage and leasing services among others.

On November 2, 2015, City National merged with Royal Bank of Canada. For more information about RBC, please see rbc.com.

*City National Bank does business in Miami and the state of Florida as CN Bank.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

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